UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2013

TEAM HEALTH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34583	36-4276525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 12, 2013, Team Health Holdings, Inc. (the “Company”), Ensemble Parent LLC and certain officers and directors of the Company (collectively, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc. (the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters 9,633,117 shares of the Company’s common stock, par value $0.01 per share, in a registered public offering pursuant to the Company’s registration statement on Form S-3, as amended, filed on June 28, 2012 (File No. 333-182406). The closing of the transaction occurred on February 15, 2013. The executed Underwriting Agreement, an Opinion of Simpson Thacher & Bartlett LLP, the pricing press release and the closing press release are filed herewith as Exhibits 1.1, 5.1, 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated February 12, 2013

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Team Health Holdings Press Release dated February 12, 2013

99.2	Team Health Holdings Press Release dated February 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Team Health Holdings, Inc.

Date: February 15, 2013	By:	/s/ David P. Jones
	Name:	David P. Jones
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated February 12, 2013

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Team Health Holdings Press Release dated February 12, 2013

99.2	Team Health Holdings Press Release dated February 15, 2013

4